STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 30, 2015

Job Number: C20150330-3173
Reference Number: 00004576477-80
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C7442-1989-001	Articles of Incorporation	2 Pages/1 Copies
C7442-1989-003	Amendment	2 Pages/1 Copies
C7442-1989-005	Amendment	1 Pages/1 Copies
C7442-1989-006	Amendment	2 Pages/1 Copies
C7442-1989-008	Amendment	3 Pages/1 Copies
20100312819-37	Amendment	1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Heather Christensen
Certificate Number: C20150330-3173
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ARTICLES OF INCORPORATION
OF
THE QUIGLEY CORPORATION

FILING FEE-225.00 TS
THE COMPANY CORPORATION
725 MARKET ST.
WILMINGTON DE 19801

The undersigned natural person(s), of the age of 21 or more, acting to form a corporation under Chapter of the Corporate Laws of the State of Nevada do hereby state the following:

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
AUG 24 1989
No. 7447-89

ARTICLE I. The name of the corporation shall be THE QUIGLEY CORPORATION

ARTICLE II. The address of the initial registered office of the corporation is 821 Riverside Dr. [illegible], in the City of Reno County of Washoe The name of its initial Registered Agent at said address is Oliver Mersey

ARTICLE III. The purpose for which the corporation is organized shall be: To engage in any activity within the purposes for which Corporations may be organized, including the buying and selling of real estate and other property, borrow or loan money, under the Business Corporation Act.

ARTICLE IV. The total number of shares of stock which the corporation is authorized to have outstanding is 100,000,000 defined as follows:
common Class 100 Mill No. Shares .0001 Par Value
The amount of stated capital with which the corporation shall begin business is $10,000.00

ARTICLE V. The names and addresses of the persons who are to act as incorporators are as follows:

Names	Addresses
Kimberly Andras, 725 Market Street, Wilmington, DE 19801	

ARTICLE VI. The number of directors constituting the initial board of directors is 3, and the names and addresses of the persons who will serve as directors until the first annual meeting of shareholders or until their successors are elected are:

Names	Addresses
Guy Quigley 301 Dorset Ct.,Doylestown, PA 18901; Charles Phillips, Roaring Rocks Rd.,Erwinna, PA 18920; Eric Kaytes 13210 Wayside Rd.,Phila. PA	

ARTICLE VII. The duration of the corporation shall be perpetual.

We (I), the undersigned, being all the incorporators of the corporation identified above, declare that we have examined the foregoing this 31st day of July ,1989 and do declare it to be true and correct.

Names	Addresses
	725 MArket St.,Wilmington, DE 19801

State of Delaware County of New Castle

THIS IS TO CERTIFY that on this date 7-31-89 before me, a notary public personally appeared Kimberly Andras
and who I am satisfied are the persons named as incorporators and executors of the foregoing Articles of Incorporation, and who by their respective signatures in my presence have acknowledged the same as their voluntary act.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the date given above.

Notary Public

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 24 1989

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

No. [illegible]

IN THE MATTER OF The Quigley Corporation

I, Oliver Meservy, hereby certify that on the 2nd day of August, 19 89, I accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS 1957.

Furthermore, that the principal office in this State is located at Room .... Building, No. 821 Riverside Drive Street, Town of Reno, County of Washoe, State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of August 19 89.

RECEIVED
AUG 03 [illegible]
SECRETARY OF STATE

Oliver [illegible]
Resident Agent

RECEIVED
AUG 21 [illegible]
SECRETARY OF STATE

SEC. 78. Every corporation shall have a resident agent, who may be either an individual or a corporation, resident of or located in this state, in charge of its principal office. Every such resident agent shall, within ten days after acceptance of an appointment as such, file a certificate thereof in the office of the secretary of state, and a copy of such certificate in the office of the county clerk of the county in which the principal office of the corporation in this state shall be located. The resident agent may be any bank, or banking corporation, or other corporation located and doing business in this state, and any such bank and any such corporation, acting as such resident agent, shall have authority * * *.

Form 11

4/24/97
2:06
$75

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 29 1997
No. C7442-89
Dean Heller
DEAN HELLER, SECRETARY OF STATE

File No. 7442-1989

CERTIFICATE TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF
THE QUIGLEY CORPORATION

To: The Secretary of State
State of Nevada

Pursuant to the provisions of Section 78.207 of the Nevada Revised Statutes, the undersigned corporation does hereby certify:

1. That prior to the filing of this Certificate, there are 25,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

2. That upon the filing of this Certificate, there will be 50,000,000 shares of Common Stock, $.0005 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

3. That upon the filing of this Certificate, each of the shares of Common Stock, $.001 par value per share which are issued and outstanding on the date of such filing shall immediately be split into two shares of Common Stock having a par value of $.0005 per share.

4. That the percentage of outstanding shares of Common Stock to authorized shares of Common Stock shall be unaffected by such split.

5. That the changes set forth in this Certificate shall become effective upon the filing of this Certificate.

Dated this 22ND day of April, 1997.

THE QUIGLEY CORPORATION

By: [signature]
GUY QUIGLEY, PRESIDENT

By: [signature]
ERIC KAYTES, SECRETARY

STATE OF Pennsylvania)
) SS.:
COUNTY OF Bucks)

On APRIL 22, 1997 personally appeared before me, a Notary Public in and for the State and County aforesaid, Guy Quigley, and Eric Kaytes, President and Secretary of The Quigley Corporation, personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

Joan M. Conduit
Notary Public

(Notary Stamp or Seal)

NOTARIAL SEAL
JOAN M. CONDUIT, Notary Public
Doylestown Borough, Bucks Co.
My Commission Expires Nov. 23, 1998

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

NOV 05 1996

No. C7442-89

DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:

THE QUIGLEY CORPORATION

Name of Corporation

We the undersigned GUY QUIGLEY (President or Vice President) and CHARLES PHILLIPS (Secretary or Assistant Secretary) of THE QUIGLEY CORPORATION (Name of Corporation)

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of December 1995, adopted a resolution to amend the original articles as follows:

Article IV is hereby amended to read as follows:

"The total number of shares of stock which the corporation is authorized to have outstanding is 26,000,000, defined as follows: 25,000,000 Shares of Common Stock, $ .001 par value 1,000,000 Shares of Preferred Stock (unclassified), $ .01 par value"

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,644,141; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

President or Vice President

Secretary or Assistant Secretary

State of New York
County of New York } ss.

On December 10, 1995 personally appeared before me, a Notary Public, Guy Quigley and Charles Phillips (Names of Persons Appearing and Signing Document) who acknowledged that they executed the above instrument.

Signature of Notary

(NOTARY STAMP OR SEAL)

WILLIAM J. REILLY
NOTARY PUBLIC - STATE OF NEW YORK
Qualified in Nassau County
No. 4593708 Expires 3/30/97

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 29 1997
No. C7442-89
Dean Heller
DEAN HELLER, SECRETARY OF STATE

4/24/97
2:06
$75

File No. 7442-1989

CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE QUIGLEY CORPORATION

To: The Secretary of State
State of Nevada

Pursuant to the provisions of Section 78.207 of the Nevada Revised Statutes, the undersigned corporation does hereby certify:

1. That prior to the filing of this Certificate, there are 25,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

2. That upon the filing of this Certificate, there will be 50,000,000 shares of Common Stock, $.0005 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

3. That upon the filing of this Certificate, each of the shares of Common Stock, $.001 par value per share which are issued and outstanding on the date of such filing shall immediately be split into two shares of Common Stock having a par value of $.0005 per share.

4. That the percentage of outstanding shares of Common Stock to authorized shares of Common Stock shall be unaffected by such split.

5. That the changes set forth in this Certificate shall become effective upon the filing of this Certificate.

Dated this 22ND day of April, 1997.

THE QUIGLEY CORPORATION

By: ______________________
GUY QUIGLEY, PRESIDENT

By: ______________________
ERIC KANTES, SECRETARY

STATE OF Pennsylvania)
) SS.:
COUNTY OF Bucks)

On APRIL 22, 1997 personally appeared before me, a Notary Public in and for the State and County aforesaid, Guy Quigley, and Eric Kaytes, President and Secretary of The Quigley Corporation, personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

Joan M. Conduit
Notary Public

(Notary Stamp or Seal)

NOTARIAL SEAL
JOAN M. CONDUIT, Notary Public
Doylestown Borough, Bucks Co.
My Commission Expires Nov. 23, 1998

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 08 1999
No. C 7442-89
Dean Heller
DEAN HELLER, SECRETARY OF STATE

File No. 7442-1989 T/A ($75)

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
THE QUIGLEY CORPORATION

We the undersigned Guy J. Quigley, President, and Eric H. Kaytes, Secretary, of The Quigley Corporation, do hereby certify:

That the Board of Directors of said corporation, at a meeting duly convened, held on July 9, 1999, adopted a resolution to amend the original articles as follows:

Article IV is hereby amended to read as follows:

> "The total number of all shares of all classes of stock that the corporation shall have the authority to issue is 50,000,000 shares of Common Stock, par value \$.0005. All Common Stock of the corporation are of the same class and shall have the same rights and preferences. Each outstanding share of Common Stock of this corporation shall be entitled to one vote per share.
>
> Between June 1990 and August 1991, the corporation consummated a reverse stock split pursuant to which every 2.74 shares of Common Stock of the corporation then issued were reclassified and converted into one share of Common Stock of the corporation (with any fractional share rounded down to the nearest whole number of shares). The number of authorized shares and the par value of the corporation were not affected by such reverse stock split.
>
> On January 11, 1996, the corporation consummated another reverse stock split pursuant to which every 10 shares of Common Stock of the corporation then issued were reclassified and converted into one share of Common Stock of the corporation (with any fractional share rounded down to the nearest whole number of shares). The number of authorized shares of Common Stock was reduced to 25,000,000 and the par value of the corporation was changed to \$.001 following such reverse stock split.
>
> As of January 23, 1997, the corporation consummated a forward stock split pursuant to which every share of Common Stock of the corporation then issued was reclassified and converted into two shares of Common Stock of the corporation. The number of authorized shares of Common Stock was increased to 50,000,000 and the par value of the corporation was changed to \$.0005 following such forward stock split."

254429.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,337,820; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Guy J. Quigley
President

Eric H. Kaytes
Secretary

254429.

STATE OF PENNSYLVANIA)
) ss.:
COUNTY OF BUCKS)

On November 4, 1999, personally appeared before me, a Notary Public, GUY J. QUIGLEY and ERIC H. KAYTES, who acknowledged that they executed the above instrument on behalf of The Quigley Corporation.

Joan M. Condit
Notary Public

(Notary Stamp or Seal)

NOTARIAL SEAL
JOAN M. CONDUIT, Notary Public
Doylestown Borough, Bucks Co., PA
My Commission Expires Nov. 23, 2002

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100312819-37
	Filing Date and Time 05/06/2010 1:05 PM
	Entity Number C7442-1989

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

The Quigley Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 shall be amended as follows:
"The name of the corporation shall be ProPhase Labs, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.9 of shares outstanding

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit After
Revised: 3-5-09